Exhibit 32.2

       Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of
                             the United States Code

I, Bud Curley, the Chief Financial Officer of Telesource International, Inc. ("Telesource"), certify that (i) the Form 10-Q for the quarter ended September 30, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Telesource.


                                                  /s/ Bud Curley
                                                  ------------------------------
       November 19, 2003                          Bud Curley
                                                  Chief Financial Officer
                                                  Telesource International, Inc.

A signed original of this written statement required by Section 906 has been provided to Telesource International Corporation and will be retained by Telesource International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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